Exhibit 17
                            WAYNE HUMMER GROWTH FUND
                    Proxy Solicited by the Board of Trustees
                Special Meeting of Shareholders on March 24, 2006

The undersigned shareholder(s) of Wayne Hummer Growth Fund (the "Fund"), a portfolio of Wayne Hummer Investment Trust (the "Trust"), hereby appoints James Duca and Jean Maurice and each of them, each with the power of substitution, proxies with authority, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of shareholders of the Fund (the "Special Meeting") to be held on March 24, 2006, at 300 South Wacker Drive Chicago, Illinois 60606, at 10:00 a.m. (Central time), and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE REGARDING A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PROPOSAL 1: To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Kaufmann Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of Wayne Hummer Growth Fund in exchange for Class A Shares of Federated Kaufmann Fund to be distributed pro rata by Wayne Hummer Growth Fund to its shareholders, in complete liquidation and termination of Wayne Hummer Growth Fund.

            FOR         [   ]

            AGAINST     [   ]

            ABSTAIN     [   ]

PROPOSAL  2: To approve or disapprove a proposed amendment to Article IX,
          Section 1 of Wayne Hummer Investment Trust's Declaration of Trust to remove the requirement that a transfer of assets be made subject to, or with the assumption by the transferee of, the liabilities belonging to each series the assets of which are so distributed

            FOR         [   ]

            AGAINST     [   ]

            ABSTAIN     [   ]




                                    YOUR VOTE IS IMPORTANT

                        Please complete, sign and return this card as soon as possible.


                                                Dated


                                                Signature




Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.